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HALOZYME CONTACT                                  INVESTOR RELATIONS CONTACTS
David A. Ramsay                                   Ina McGuinness or Bruce Voss
Chief Financial Officer                           Lippert/Heilshorn & Associates
(858) 794-8889                                    (310) 691-7100
dramsay@halozyme.com                              imcguinness@lhai.com

                                                  MEDIA CONTACTS
                                                  Kathy Sweeney/ Megan Riggs
                                                  Mentus
                                                  858-455-5500, x212/x215
                                                  kwitz@mentus.com
                                                  megan@mentus.com

                   HALOZYME THERAPEUTICS NAMES KENNETH KELLEY
                              TO BOARD OF DIRECTORS

         EDWARD MERCALDO STEPS DOWN TO FOCUS ON OTHER BUSINESS INTERESTS

SAN DIEGO, CALIF., MAY 24, 2004 - Halozyme Therapeutics, Inc. (OTCBB: HZYM), a therapeutically driven biopharmaceutical company focused on the development and commercialization of recombinant human enzymes, today announced that Kenneth Kelley has been named to its Board of Directors. In addition, Edward Mercaldo is stepping down from the board to pursue other business activities.

"We are extremely pleased that Ken has agreed to join our board," said Dr. Lim. "Ken brings extensive strategic and operational biotechnology experience to Halozyme and can assist the company in its progress towards commercialization of its first products. At the same time, we are sorry to see Ed step down, as he has made an invaluable contribution to Halozyme's early development. We wish Ed the best as he focuses on his other business interests."

Mr. Kelley brings over 20 years of entrepreneurial, venture capital, operational, and technical biotechnology experience to Halozyme. He is an active investor and mentor to biotechnology entrepreneurs and serves on three private company boards. Previously, he was a General Partner at Latterell Venture Partners, where he made investments in early stage biotechnology and medical device startups. Ken founded and led IntraBiotics Pharmaceuticals (NASDAQ:
IBPI), serving as Founder, CEO, Director and Chairman. Over 8 years from startup, Ken led a team that discovered and developed a new class of antibiotics from lead through phase III clinical trials, raised over $100 million of venture capital and international corporate partnerships, and took the company public in 2000. Earlier, Ken was an Associate at Institutional Venture Partners (IVP), where he participated in the financing of 20 biotech and medical companies resulting in 15 IPO's. Prior to IVP, Ken was a consultant for McKinsey & Company and a scientist at Integrated Genetics (acquired by Genzyme). He has an MBA from Stanford and a BA in biochemical sciences from Harvard.


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Halozyme's recombinant human enzyme technology replaces current animal slaughterhouse-derived enzymes that carry risks of animal pathogen contamination and immunogenicity. The Company believes that the versatility of its first enzyme, rHuPH20, will enable Halozyme to simultaneously market the product as a medical device, a drug enhancement agent, and a therapeutic biologic.

ABOUT HALOZYME THERAPEUTICS, INC.
Halozyme is a therapeutically driven biopharmaceutical company dedicated to the development and commercialization of recombinant human enzymes for the infertility, ophthalmology, and oncology communities. The company's broad product portfolio is based on intellectual property covering the family of human enzymes known as hyaluronidases. The company's lead products offer a safe and pure alternative to existing slaughterhouse-derived extracts that carry risks of animal pathogen contamination and immunogenicity. The commercialization of Halozyme's highly versatile enzyme technology within proven markets will enable the company to significantly impact the quality of medicine.

SAFE HARBOR STATEMENT
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the marketing and distribution methods Halozyme intends to employ with respect to its first enzyme) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believes," "execute," "enable" and other words of similar meaning. Factors that may result in differences are discussed in greater detail in Halozyme Therapeutics' Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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